AIM MUNICIPAL BOND FUND                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        7

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                   $ 16,141
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B                   $    673
           Class C                   $    996
           Class Y                   $    465
           Investor Class            $  5,768

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                     0.3420
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B                     0.2859
           Class C                     0.2853
           Class Y                     0.2958
           Investor Class              0.3510

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                     48,457
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                      2,080
           Class C                      4,689
           Class Y                        760
           Investor Class              16,384

74V.    1  Net asset value per share (to nearest cent)
           Class A                   $   7.70
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $   7.71
           Class C                   $   7.70
           Class Y                   $   7.70
           Investor Class            $   7.71